Oppenheimer Emerging Markets Innovators Fund
N-SAR Exhibit – Item 77Q1

Reference is made to the Fund’s Investment Advisory Agreements as follows:

Pre-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Emerging Markets Innovators Fund, (the “Registrant”), filed with the Securities and Exchange Commission on April 14, 2014 (Accession Number 0000728889-14-000554), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Investment Advisory Agreement dated 3/4/14.

•	Investment Subadvisory Agreement dated 3/4/14.